      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 2001
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                               CORIXA CORPORATION
             (Exact name of Registrant as specified in its charter)

                DELAWARE                               91-1654387
        (State of incorporation)          (I.R.S. Employer Identification No.)

                         1124 COLUMBIA STREET, SUITE 200
                            SEATTLE, WASHINGTON 98104
                    (Address of principal executive offices)

                             -----------------------

                        1997 DIRECTORS' STOCK OPTION PLAN
                            2001 STOCK INCENTIVE PLAN
                            (Full title of the Plans)

                             -----------------------

                              STEVEN GILLIS, PH.D.
                             CHIEF EXECUTIVE OFFICER
                               CORIXA CORPORATION
                         1124 COLUMBIA STREET, SUITE 200
                         SEATTLE, WASHINGTON 98104-2040
                                 (206) 754-5711
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                        COPIES OF ALL COMMUNICATIONS TO:

                                STEPHEN M. GRAHAM
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                           719 SECOND AVE., SUITE 900
                            SEATTLE, WASHINGTON 98104

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                          NUMBER TO BE   PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
          TITLE OF SECURITIES              REGISTERED     OFFERING PRICE        AGGREGATE       REGISTRATION
            TO BE REGISTERED                  (1)          PER SHARE(2)     OFFERING PRICE(2)       FEE
-------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.001 PAR VALUE,
AUTHORIZED BUT UNISSUED UNDER:
-------------------------------------------------------------------------------------------------------------
     2001 EQUITY INCENTIVE PLAN            6,489,018         $ 13.915          $ 90,294,685      $ 22,574
-------------------------------------------------------------------------------------------------------------
     1997 DIRECTORS' STOCK OPTION PLAN       200,000         $ 13.915           $ 2,783,000         $ 696
-------------------------------------------------------------------------------------------------------------
TOTAL:                                                                                           $ 23,270
-------------------------------------------------------------------------------------------------------------


(1) This registration statement shall also cover any additional shares of common stock that may become issuable under the plans being registered hereby as a result of any future stock split, stock dividend, recapitalization or similar adjustment effected without the receipt of consideration that results in an increase in the number of outstanding shares of the registrant's common stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to outstanding options is based upon the weighted average exercise price of the options covered under each plan. The computation with respect to unissued options is based upon the average of the high and low sales prices of the registrant's common stock as reported on the Nasdaq National Market on July 16, 2001.

                      REGISTRATION OF ADDITIONAL SECURITIES

        This registration statement on Form S-8 is being filed by Corixa Corporation for the purpose of registering (i) an additional 6,489,018 shares of common stock, par value $.001, to be issued pursuant to the Corixa Corporation 2001 Equity Incentive Plan (formerly known as the Amended and Restated 1994 Stock Option Plan, as amended and restated on June 1, 2001)(the "2001 Option Plan"), and (ii) an additional 200,000 shares of common stock, par value $.001, to be issued pursuant to the Corixa Corporation 1997 Directors' Stock Option Plan (the "Directors' Plan"). A registration statement on Form S-8 relating to the 2001 Option Plan and the Directors' Plan is effective. Pursuant to General Instruction E of Form S-8, Corixa incorporates by reference into this registration statement the contents of the registrant's registration statement on Form S-8 (File No. 333-45375) relating to the 2001 Option Plan and the Directors' Plan and the registration statement on Form S-8 (File No. 333-32400) relating to the Directors' Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS

     Exhibit
     Number                         Description
     -------                        -----------
      5.1       Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the common stock being registered.

      23.1      Consent of Orrick, Herrington & Sutcliffe LLP (included in
                Exhibit 5.1).

      23.2      Consent of Ernst & Young LLP, Independent auditors

      24.1      Power of Attorney (included on signature page).

      99.1      2001 Equity Incentive Plan.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 18th day of July, 2001.

                                          CORIXA CORPORATION

                                                 /s/ STEVEN GILLIS
                                          --------------------------------------
                                          By:    Steven Gillis
                                                 Chief Executive Officer


                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Steven Gillis and Michelle Burris or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on this 18th day of July, 2001.


                       SIGNATURE                                                       TITLE
                       ---------                                                       -----

                   /s/ STEVEN GILLIS                      Chief Executive Officer and Chairman of the Board (Principal
-----------------------------------------------------     Executive Officer)
                     Steven Gillis


                  /s/ MICHELLE BURRIS                     Senior Vice President and Chief Financial Officer (Principal
-----------------------------------------------------     Financial and Accounting Officer)
                    Michelle Burris


                   /s/ MICHAEL BIGHAM                     Director
-----------------------------------------------------
                     Michael Bigham


                    /s/ MARK McDADE                       Director
-----------------------------------------------------
                      Mark McDade


                    /s/ JOSEPH LACOB                      Director
-----------------------------------------------------
                      Joseph Lacob


                   /s/ ARNOLD ORONSKY                     Director
-----------------------------------------------------
                     Arnold Oronsky


                    /s/ JAMES YOUNG                       Director
-----------------------------------------------------
                      James Young


                   /s/ RICHARD MOMSEN                     Director
-----------------------------------------------------
                     Richard Momsen

                    /s/ SAMUEL SAKS                       Director
-----------------------------------------------------
                      Samuel Saks

                                INDEX TO EXHIBITS

     Exhibit
     Number                        Description
     -------                       -----------
      5.1       Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the common stock being registered.

      23.1      Consent of Orrick, Herrington & Sutcliffe LLP (included in
                Exhibit 5.1).

      23.2      Consent of Ernst & Young LLP, Independent auditors

      24.1      Power of Attorney (included on signature page).

      99.1      2001 Equity Incentive Plan.